UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 3, 2015 (August 3, 2015)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On August 3, 2015, Community Health Systems, Inc. (the “Company”) issued a press release announcing that it plans to create a new publicly traded hospital company by spinning off to Company stockholders a group of 38 hospitals and Quorum Health Resources, LLC. The spin-off is intended to be tax-free to the Company and its stockholders and is expected to be completed in the first quarter of 2016. A copy of the press release making this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference into this Item 7.01.

The Company will hold a conference call on Tuesday, August 4, 2015 at 10:00 a.m. Central, 11:00 a.m. Eastern, to discuss the proposed spin-off. A copy of the investor presentation for the conference call is furnished as Exhibit 99.2 hereto and is incorporated herein by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Description

99.1	Community Health Systems, Inc. Press Release, dated August 3, 2015.

99.2	Investor Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2015	COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board and Chief Executive Officer
(principal executive officer)

	By:	/s/ Larry Cash
W. Larry Cash
President of Financial Services, Chief Financial Officer
and Director
(principal financial officer)

	By:	/s/ Kevin J. Hammons
Kevin J. Hammons
Senior Vice President and Chief Accounting Officer
(principal accounting officer)

Exhibit Index

Exhibit No.	Description

99.1	Community Health Systems, Inc. Press Release, dated August 3, 2015.

99.2	Investor Presentation.